                                                                    EXHIBIT 10.7

                        LIQUIDITY PROTECTION AGREEMENT


          LIQUIDITY PROTECTION AGREEMENT dated as of December 20, 1996 by and between Kansas Electric Power Cooperative, Inc., a Kansas non-profit electric generation and transmission cooperative corporation (the "Cooperative"), and Morgan Guaranty Trust Company of New York ("Morgan").


                             W I T N E S S E T H:

          WHEREAS, in 1988 the Cooperative prepaid certain of its loans from the Federal Financing Bank, which were guaranteed by the United States of America, acting through the Administrator (the "Administrator") of the Rural Electrification Administration of the Department of Agriculture (which has been succeeded with respect to the administration of certain electric and telephone loan programs by the Rural Utilities Service, an agency of the United States Department of Agriculture established pursuant to Section 232 of the Federal Cooperative Insurance Reform and Department of Agriculture Reorganization Act of 1994 (Pub.L. 103-354, 108 Stat. 3178) (together with its successors, the "RUS")), with amounts borrowed from the National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (together with its successors, "CFC"), pursuant to a Loan Agreement dated as of February 15, 1988 between CFC and the Cooperative (the "Original Loan Agreement" and, as amended by the First Amendment to Loan Agreement dated as of December 20, 1996 and effective as provided therein (the "First Amendment to Loan Agreement") and as further amended and supplemented from time to time in accordance with the terms thereof and hereof, the "Loan Agreement");

          WHEREAS, CFC established the Rural Electric Cooperative Grantor Trusts (KEPCO) Series 1988 K1-1988 K3 (collectively, the "Original Trusts") for the purpose of holding the notes (the "Original Notes") evidencing the Cooperative's repayment obligations under the loan (the "1988 Loan") made by CFC to the Cooperative pursuant to the Original Loan Agreement, which obligations were guaranteed by the United States of America acting through the Administrator of the RUS (as amended and supplemented from time to time in accordance with the terms thereof and hereof, the "Federal Guaranty");

          WHEREAS, the Cooperative and CFC desire to cause "Note One" and "Note Two" of the Original Notes, evidencing portions of the 1988 Loan in the original principal amounts of $11,075,000 and $51,340,000, respectively (as amended and supplemented by the First Amendment to Loan Agreement and as further amended and supplemented from time to time in accordance with the terms thereof and hereof, collectively, the "Notes"), to be purchased on a date agreed to by CFC, the RUS and the Cooperative and on which such purchase is permitted to occur (the "Refinancing Date") and to cause the amendments of the 1988 Loan and the Notes pursuant to the First Amendment to Loan Agreement to become effective on the Refinancing Date;

          WHEREAS, the Notes are eligible for purchase on any Business Day (as defined in the Loan Agreement) on or after the Business Day immediately prior to December 15, 1997;

          WHEREAS, the Cooperative has notified the trustee under the Original Trusts that, with the approval of the Administrator, it desires that CFC purchase the Notes and that such trustee redeem the related certificates of beneficial interest therein and terminate the related Original Trusts on the Refinancing Date, for the purpose of amending certain terms of the 1988 Loan and the Notes, depositing the Notes in a new trust created pursuant to the Trust Agreement referred to below and issuing new certificates of beneficial interest therein (as amended and supplemented in accordance with the terms thereof and hereof, the "Certificates");

          WHEREAS, CFC, as lender under the Loan Agreement, depositor of the Original Trusts and servicer of the Notes, has agreed to cause the Notes, with the Federal Guaranty endorsed thereon, to be delivered to the Trustee (as defined below) on the Refinancing Date for deposit in the Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 created pursuant to the Trust Agreement dated as of December 20, 1996 and effective as provided therein (as amended and supplemented from time to time in accordance with the terms thereof and hereof, the "Trust Agreement") among CFC, the Cooperative and The First National Bank of Chicago, as trustee;

          WHEREAS, contemporaneously herewith, the Cooperative and Morgan are entering into the Swap Agreement (as defined below), which will be assigned by the Cooperative to and deposited in the Trust on the Refinancing Date, pursuant to which Morgan will pay to the Trustee (as assignee of the Cooperative) a variable rate of interest equivalent to the variable rate of interest distributable in respect of the Certificates and the Trustee will pay to Morgan a fixed rate of interest;

          WHEREAS, the Cooperative and Morgan each believe that they will derive financial benefit with respect to the transactions contemplated by the Swap Agreement if a liquidity facility is provided in respect of the Certificates; and

          WHEREAS, Morgan is willing to provide, or cause to be provided, a liquidity facility in respect of the Certificates until such time as all outstanding Certificates have been paid in full or as otherwise provided herein, all upon the terms and conditions set forth in this Agreement;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, it is agreed by and among the parties hereto as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1.  Unless otherwise defined herein, all
capitalized terms shall have the meanings set forth below and if not so defined shall have the meaning ascribed thereto in the hereinabove defined Trust
Agreement:

          "ALTERNATE LIQUIDITY FACILITY" means each replacement or substitute irrevocable letter of credit and related reimbursement agreement, line of credit, standby certificate purchase agreement or similar agreement providing for the purchase of all or a portion of the Certificates, as the same may be amended, supplemented and extended from time to time.

          "FIRST AMENDMENT TO LOAN GUARANTEE AGREEMENT" means the First Amendment to Loan Guarantee and Servicing Agreement dated as of December 20, 1996 and effective as provided therein, among the United States of America, acting through the Administrator of the RUS, the Cooperative, CFC and The First National Bank of Chicago, as trustee.

          "LIQUIDITY FACILITY" means (i) at the time of issuance of the Certificates, the irrevocable letter of credit and related reimbursement agreement, line of credit, standby certificate purchase agreement or similar agreement providing for the purchase of all or a portion of the

Certificates, as the same may be amended and supplemented from time to time, and
(ii) upon the effectiveness thereof, any Alternate Liquidity Facility.

          "LOAN GUARANTEE AGREEMENT" means the Original Loan Guarantee Agreement, as amended by the First Amendment to Loan Guarantee Agreement and as further amended and supplemented from time to time in accordance with the terms thereof and hereof.

          "MOODY'S" means Moody's Investors Service, Inc., a Delaware corporation, and its successors.

          "ORIGINAL LOAN GUARANTEE AGREEMENT" means the Loan Guarantee and Servicing Agreement dated as of February 18, 1988 among CFC, The First National Bank of Chicago, as trustee, the Cooperative and the United States of America, acting through the Administrator of the RUS.

          "RELATED DOCUMENTS" means the form of standby certificate purchase agreement attached as Exhibit A hereto, the Trust Agreement, the Certificates, the Original Loan Agreement, the First Amendment to Loan Agreement, the Loan Agreement, the Original Notes, the Notes, the Original Loan Guarantee Agreement, the First Amendment to Loan Guarantee Agreement, the Loan Guarantee Agreement, the Federal Guaranty, the Remarketing Agreement, the Underwriting Agreement and the Swap Agreement and any other agreement or instrument relating to the transactions contemplated hereby or thereby.

          "S&P" means Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and its successors.

          "SWAP AGREEMENT" means the International Swap Dealers Association ("ISDA") Master Agreement dated as of December 20, 1996 between Morgan and the Cooperative, including the Schedule to the Master Agreement and the Credit Support Annex to such Schedule, each dated as of December 20, 1996, and the Confirmation with respect thereto dated the date of the execution and delivery thereof by Morgan and the Cooperative, in each case as amended and supplemented from time to time, pursuant to which the Cooperative and Morgan are entering into a U.S. Dollar Interest Rate Swap Transaction relating to the transactions contemplated by the Trust Agreement.

                                  ARTICLE II

                        PROVISION OF LIQUIDITY FACILITY

          SECTION 2.1. As and to the extent provided herein, from the date hereof until the termination of this Agreement, Morgan agrees and shall be obligated to provide or cause to be provided to the Cooperative a Liquidity Facility upon the issuance of the Certificates and on or prior to the expiration or termination of each Liquidity Facility then in effect in accordance with its terms, and the Cooperative agrees to accept and shall be obligated to enter into each such Liquidity Facility. The Cooperative shall notify Morgan of any early termination of any Liquidity Facility promptly upon receipt of notice thereof or otherwise becoming aware thereof.

          Each Liquidity Facility shall be for a term of not less than 364 days (unless the remaining term of this Agreement is less than 364 days) as shall be determined by Morgan, but in no event shall such term extend beyond the final maturity of the Certificates. Each Alternate Liquidity Facility shall comply with the applicable requirements and conditions precedent of the Trust Agreement for delivery of an Alternate Liquidity Facility (including opinions and documentation as described in the Trust Agreement). The delivery of each Liquidity Facility in accordance herewith shall result in a short-term rating of the Certificates of not less than "A-1" in the case of S&P or "P-1" in the case of Moody's (as evidenced by rating letters delivered when such Liquidity Facility is delivered pursuant to the Trust Agreement).

          SECTION 2.2. Morgan agrees to deliver or cause to be delivered a Liquidity Facility to the Cooperative (i) upon the issuance and sale of the Certificates pursuant to the Underwriting Agreement, (ii) at least sixty (60) days prior to a Morgan-directed termination of the Liquidity Facility then in effect in accordance with Section 2.3 hereof, (iii) at least sixty (60) days prior to the scheduled expiration of the term of the Liquidity Facility then in effect and (iv) no more than ninety (90) days following (x) a withdrawal, suspension or reduction of the short-term rating of the Certificates below "A-1" by S&P or below "P-1" by Moody's as a result of a withdrawal, suspension or reduction in the rating by such Rating Agency with respect to the provider of the Liquidity Facility then in effect or (y) a breach by the provider of the Liquidity Facility of its obligations thereunder, as the case may be, but in no event later than the fifth day preceding any termination of the Liquidity Facility resulting from such rating withdrawal, suspension or reduction or such breach. The Cooperative, subject to the provisions of the Trust Agreement, agrees to execute the initial Liquidity Facility on or before the time of issuance and sale of the Certificates pursuant to the Underwriting Agreement, and any Alternate Liquidity Facility within ten Business Days following receipt of such Alternate Liquidity Facility; provided that (i) the Cooperative shall have the authority to enter into the initial Liquidity Facility or such Alternate Liquidity Facility, as the case may be, pursuant to all governing laws and regulations and (ii) the Cooperative's execution, delivery and performance of the initial Liquidity Facility or such Alternate Liquidity Facility, as the case may be, shall not be in conflict with any stated public policy of the Cooperative with respect to its practices for doing business with a type or class of provider of the initial Liquidity Facility or such Alternate Liquidity Facility. Any such Alternate Liquidity Facility shall take effect upon the acceptance by and delivery to the Trustee of such Alternate Liquidity Facility in accordance with the Trust Agreement. Each Liquidity Facility shall be in substantially the form set forth in Exhibit A hereto (if a standby certificate purchase agreement), with only such changes and modifications thereto as shall be approved by each of the parties (such approval to be evidenced by their execution thereof) and by Morgan (if Morgan is not a party to such Liquidity Facility), including such changes as are necessary to conform such form to a letter of credit structure in lieu of a standby certificate purchase agreement as well as to the requirements of the Trust Agreement for an Alternate Liquidity Facility.

          SECTION 2.3. The Cooperative agrees that it shall not terminate any Liquidity Facility or replace the provider thereof, as the case may be, unless directed in writing by Morgan.

          SECTION 2.4. Notwithstanding the foregoing, Morgan shall have no obligation to provide or enter into any Liquidity Facility if (i) the Federal Guaranty is terminated or cancelled, or the Administrator or any other Federal governmental authority or official with competent jurisdiction shall claim or assert in writing, or shall fail to contest any claim or assertion made in any action or proceeding, or any governmental authority with competent jurisdiction shall announce, find or rule, that the Federal Guaranty is null and void or otherwise invalid or unenforceable against the United States of America, either in whole or in part; (ii) at any time on or before the Refinancing Date, the Cooperative shall fail to make any payment in respect of any indebtedness of the Cooperative that is guaranteed by the United States of America (or any agency or instrumentality thereof) when due or within any applicable grace period; (iii) at any time on or before the Refinancing Date, a case or proceeding seeking liquidation, reorganization or other relief with respect to the Cooperative or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Cooperative or any substantial part of its property, shall be commenced by or against the Cooperative, or the Cooperative shall take any action to authorize or consent to any of the foregoing or (iv) any of the conditions described in Section 5.2 hereof shall have occurred.

          SECTION 2.5. (a) The Cooperative and Morgan agree that, in the case of any Liquidity Facility that is not provided by Morgan, the fees and other amounts required to be paid to such provider pursuant to Sections 2.03(e), 2.05, 2.06(e) and 8.03(c) and the first sentence of 8.03(a) of the form of standby certificate purchase agreement attached as Exhibit A hereto (or any similar provision of any other Liquidity Facility) shall be paid by Morgan so long as Morgan has received all Swap Provider Payments and any Termination Amount then due to it under the Swap Agreement. Notwithstanding the foregoing, it is understood and agreed that the Cooperative shall be obligated to pay such fees and other amounts to the extent that Morgan has no obligation, or fails, to pay such fees and other amounts; provided, however, that the Cooperative shall have no obligation to pay the unpaid fees and other amounts payable under Sections 2.05, 2.06(e) and 8.03(c) of the form of standby certificate purchase agreement attached as Exhibit A hereto (or any similar provision of any other Liquidity Facility) to the extent that the sum of such unpaid fees and other amounts exceed an amount equal to 0.25% per annum (computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day) in the period for which payment is due) of the "Commitment" under (and as defined in) the Liquidity Facility then in effect.

          (b) The Cooperative and Morgan further agree that, in the case of any Liquidity Facility provided by Morgan, the amounts required to be paid to Morgan pursuant to Sections 2.03(e), 2.05, 2.06(e) and 8.03(c) and the first sentence of 8.03(a) of the form of standby certificate purchase agreement attached as Exhibit A hereto (or any similar provision of any other Liquidity Facility) shall be deemed to have been paid so long as the Swap Agreement is in effect and Morgan has received all payments then due to it under the Swap Agreement.

          (c) The Cooperative and Morgan agree that if Morgan fails to receive when due any amount due to it under the Swap Agreement, the Cooperative shall be obligated to compensate Morgan for its commitment hereunder to provide or enter into a Liquidity Facility as follows:

               (i) if Morgan has not received payment in full of the initial payment required to be paid to it under the Swap Agreement, the Cooperative shall pay an amount equal to (x) 0.10% per annum of the Standby Amount as set forth on the signature page hereof during the period from and after the date hereof to but excluding the earlier of the Refinancing Date and the termination of this Agreement as provided in Section 5.2 hereof plus, if applicable, (y) 0.25% per annum of the "Available Commitment" under (and as defined in) each Liquidity Facility then in effect during the period from and after the Refinancing Date to but excluding the termination of this Agreement as provided in Section 5.2 hereof; and

          (ii) in all other cases, the Cooperative shall pay an amount equal to 0.25% per annum of the "Available Commitment" under (and as defined in) each Liquidity Facility then in effect during the period from and after the later of the Refinancing Date and the most recent date on which Morgan received payment in full of the amounts then required to be paid to it under the Swap Agreement to but excluding the termination of this Agreement as provided in Section 5.2 hereof.

The amounts payable under this Section 2.5(c) shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day) and shall be payable upon the termination of this Agreement as provided in Section 5.2 hereof.

          SECTION 2.6. Morgan and the Cooperative hereby agree that in the event either S&P or Moody's shall cease to exist or shall no longer be in the business of rating debt securities, Morgan and the Cooperative shall use their best efforts to mutually agree upon a substitute or substitute rating agencies or other mutually acceptable criteria for purposes of compliance with the foregoing provisions of Article II of this Agreement.

                                  ARTICLE III

                          CERTAIN COVENANTS; EXPENSES

         SECTION 3.1. In connection with the execution and delivery of any Liquidity Facility and remarketing of Certificates supported thereby, Morgan and the Cooperative agree to cooperate, each with the other, in furnishing prospectuses and other information, reports, certificates, opinions and appropriate documentation, all as reasonably required for any registration, qualification, offering or sale of Certificates (in each case to the extent describing Morgan or the provider of any Liquidity Facility), and each such party shall provide such notices and other designations and documentation and take all other actions and proceedings reasonably necessary to effectuate and carry out the foregoing. It is understood that in connection with the offering, sale or remarketing of Certificates, Morgan shall, as between Morgan and the Cooperative be responsible for its compliance, and for causing the compliance by any other provider of a Liquidity Facility, with any registration, qualification or other requirements under any federal or state law or regulation applicable to the provider of such Liquidity Facility, and Morgan shall, as between Morgan and the Cooperative indemnify the Cooperative against any claims or liabilities arising out of any failure to so comply; provided that nothing herein shall be construed to require Morgan to indemnify against or otherwise be responsible for compliance with any requirements under federal or state law or regulations with respect to any securities laws or any information provided in connection with the offering, sale or remarketing of Certificates other than such information provided by Morgan as a description of Morgan. The Cooperative agrees it shall not refer to Morgan in any offering statement, prospectus or other documentation in connection with the offering, sale or remarketing of Certificates without Morgan's prior written consent.

          SECTION 3.2. The Cooperative agrees that all reasonable costs and expenses of Morgan, including the reasonable fees and expenses of special counsel to Morgan, in connection with the preparation, execution, delivery and administration of this Agreement, the Swap Agreement, any Liquidity Facility and any other documents which may be delivered in connection with this Agreement and the transactions contemplated hereby, will be for the account of or paid by Morgan so long as Morgan has received all amounts then due to it under the Swap Agreement.

          SECTION 3.3. (a) The Cooperative agrees to provide Morgan with any amendments or supplements to the

Trust Agreement, the Liquidity Facility, the Remarketing Agreement and any other Related Document as soon as practicable following execution thereof. Notwithstanding the foregoing, the Cooperative agrees that it will not enter into or consent to any amendment, supplement or modification to, or termination or waiver of, the Trust Agreement, the Loan Agreement, the Loan Guaranty Agreement, the Federal Guaranty, the Remarketing Agreement, the Notes or the Certificates without Morgan's prior consent if such amendment, supplement, modification, termination or waiver might in any way adversely affect the rights or interests of any provider of any Liquidity Facility or of Morgan under this Agreement or as a potential provider of any Liquidity Facility.

          (b) The Cooperative agrees to deliver to Morgan: (i) a copy of each report, certificate or other information delivered or required to be delivered by the Cooperative to the provider of any Liquidity Facility (if other than Morgan) and (ii) from time to time such information regarding the Cooperative (including, without limitation, the financial position, results of operations, business or prospects of the Cooperative) as Morgan may reasonably request, in each case to the extent such report, certificate or other information has not been otherwise provided under the Swap Agreement.

          SECTION 3.4. No amendment or waiver of any provision of this Agreement nor consent to any departure therefrom by any party shall be effective unless the same shall be in writing and signed by Morgan and the Cooperative.


                                  ARTICLE IV

                         CLOSING OF LIQUIDITY FACILITY

          SECTION 4.1. Subject to the provisions of Section 3.1 hereof to the effect that Morgan and not the Cooperative shall, as between Morgan and the Cooperative, be responsible for compliance with any registration, qualification or other requirements under federal or state law or regulation applicable to the provider of the Liquidity Facility, the Cooperative covenants and agrees that it shall obtain all approvals and authorizations with respect to the execution, delivery and performance by it of each Liquidity Facility.

          SECTION 4.2. The Cooperative and Morgan each agree to cause to be delivered opinions of counsel reasonably satisfactory to the other party relating to the authority for, due authorization, execution and delivery of and validity and enforceability of each Liquidity Facility, including opinions of counsel to the provider of each Alternate Liquidity Facility required by the Trust Agreement, and, in the case of any provider of a Liquidity Facility that is a foreign bank, to the effect that such provider would be considered a "bank" for purposes of Section 3(a)(2) of the Securities Act of 1933, as amended, and certificates of the provider of each Liquidity Facility to the effect that (x) such provider is a national bank or is duly licensed as a banking institution, or has received a license to maintain a branch or agency, under the laws of the United States or America or any state or territory thereof or the District of Columbia and (y) the business of such provider is substantially confined to banking.

          SECTION 4.3. The Cooperative and Morgan each agree to cause to be provided such instruments, opinions, certifications and documents (in addition to those referenced in Section 4.1 and 4.2 hereof) as the other party may reasonably request in connection with the delivery of each Liquidity Facility.


                                   ARTICLE V

                 EFFECTIVE DATE AND TERM; PARTIES IN INTEREST

          SECTION 5.1. (a) The Cooperative hereby makes to the Morgan the same representations and warranties as are made by it in the Trust Agreement and each other Related Document, which representations and warranties, as well as the related defined terms contained therein (unless otherwise defined herein), are hereby incorporated by reference with the same effect as if each and every such representation and warranty and defined term were set forth herein in its entirety (except that (i) the representation and warranty contained in Section
5.04 of the form of standby certificate purchase agreement attached as Exhibit A hereto shall be made with respect to the audited financial statements of the Cooperative for the fiscal year ended December 31, 1995, (ii) the representation and warranty contained in Section 5.05 of such standby certificate purchase agreement shall be modified by replacing the phrase "Except as disclosed in the Offering Statement" with the phrase "Except as previously disclosed to Morgan in writing" and (iii) the representation and warranty contained in Section 5.07 shall be omitted).

          (b) This Agreement shall become effective upon the execution and delivery hereof by the parties and the receipt by Morgan of such opinions of counsel, instruments, certifications and documents, in form and substance satisfactory to Morgan, as Morgan may reasonably request, relating to the Cooperative, this Agreement, the Related Documents and the transactions contemplated hereby and thereby and the parties thereto, including, without limitation, the opinions of counsel, instruments, certifications and documents described in Annex I hereto. In addition, the effectiveness of this Agreement shall be further subject to the conditions (i) that the representations and warranties of the Cooperative contained (or incorporated by reference herein) are true and correct on the date of such effectiveness as though made on and as of such date, (ii) that no event has occurred and is continuing, or would result from the effectiveness of this Agreement, which constitutes a "Default" (as defined in the standby certificate purchase agreement attached as Exhibit A hereto), (iii) that since December 31, 1995, there has been no material adverse change in the business, financial position, results of operations or prospects of the Cooperative and (iv) that all conditions precedent to the execution and delivery of the Related Documents (other than the execution and delivery of the Confirmation relating to the Swap Agreement and the issuance of the Certificates) shall have occurred. Morgan shall promptly notify the Cooperative of the effectiveness of this Agreement, and such notice shall be conclusive and binding on all parties hereto.

          SECTION 5.2. This Agreement shall continue in force and effect until the first to occur of (i) the expiration or earlier termination of the Swap Agreement, (ii) the occurrence of any of the conditions described in Section 2.4 hereof, (iii) December 18, 1997, if on such date the Certificates shall not have been issued and sold pursuant to a registered public offering or a private placement transaction in accordance with Rule 144A promulgated under the Securities Act of 1933, as amended, and (iv) December 15, 2017; provided that the obligation of Morgan set forth in Section 3.1 and the obligations of the Cooperative set forth in Section 2.5 shall survive any such termination of this Agreement.

          SECTION 5.3. This Agreement is entered into solely for the benefit of the parties hereto and nothing herein shall confer rights upon or be construed to be to the benefit of or enforceable by the Trustee, the Certificateholders or any third party.

                                  ARTICLE VI

                          SEVERABILITY; COUNTERPARTS

          SECTION 6.1. In case any one or more of the provisions of this Agreement shall for any reason be held to be illegal or invalid by a court of competent jurisdiction, it is the intention of each of the parties hereto that such illegality or invalidity shall not affect any other provision hereof, but this Agreement shall be construed and enforced as if such illegal or invalid provision had not been contained herein unless a court holds that the provisions are not separable from the other provisions of this Agreement.

          SECTION 6.2. This Agreement, and each written agreement relating hereto, may be executed in counterparts, each of which will be deemed an original.


                                  ARTICLE VII

                                    NOTICES

          SECTION 7.1. Any notice, demand, or request provided for in this Agreement shall be in writing and shall be deemed properly sent, given, or made if delivered in person or sent by registered or certified mail, postage prepaid, to the persons specified below, or at such other addresses or to the attention of such other officers as may be designated by written notice to the other party hereto:

               Kansas Electric Power Cooperative, Inc.
               P.O. Box 4877
               Topeka, Kansas  66604
               Attention:  Executive Vice President
               Telephone:  (913) 271-4830
               Telecopy:  (913) 271-4888

               Morgan Guaranty Trust Company of New York
               60 Wall Street
               New York, New York  10260
               Attention:  Public Finance Credit and Portfolio
               Telephone:  (212) 648-4411
               Telecopy:  (212) 648-5256

         IN WITNESS WHEREOF, this Agreement has been signed by the authorized representatives of the parties hereto on the date set forth above:

                              KANSAS ELECTRIC POWER COOPERATIVE, INC.


                              By  /s/  Stephen E. Parr
                                  ------------------------------------
                                  Title: Executive Vice President and
                                         Chief Executive Officer


                              MORGAN GUARANTY TRUST
                              COMPANY OF NEW YORK

Standby Amount:

                              By  /s/  John B. Anderson
                                 --------------------------------------
$57,390,000                      Title: Vice President

                                                                         ANNEX I

                    LIST OF PRINCIPAL CLOSING DOCUMENTS*

          1. opinion of Vinson & Elkins L.L.P., special finance counsel for the Cooperative, dated the effective date of the Agreement (the "Effective Date"), substantially in the form of Exhibit F to the Trust Agreement

          2. opinion of Harold Haun, Esq., General Counsel of the Cooperative, dated the Effective Date, substantially in the form of Exhibit E to the Trust Agreement

          3. opinions of John J. List, Esq., Senior Vice President and General Counsel of CFC, and of Milbank, Tweed, Hadley & McCloy, special counsel to CFC, each dated the Effective Date, substantially in the forms of Exhibits B and C, respectively, to the Trust Agreement

          4. copies of resolutions of the Board of Directors of the Cooperative authorizing the execution, delivery and performance by the Cooperative of the Agreement and the transactions contemplated thereby (including the execution, delivery and performance of the Related Documents to be executed and delivered by the Cooperative on the Effective Date), certified by the Secretary or an Assistant Secretary of the Cooperative (which certificate, dated the Effective Date, shall state that such resolutions are in full force and effect on the Effective Date and have not been amended or supplemented in any manner)

          5. certified copies of all approvals, authorizations or consents of, or notices to or filings or registrations with, any governmental body, agency or official required for the Cooperative to execute, deliver or perform the Agreement, the form of Standby Agreement or any of the Related Documents

          6. a certificate of the Secretary or an Assistant Secretary of the Cooperative, dated the Effective Date, certifying as to the names and true signatures of the officers of the Cooperative authorized to execute the Agreement and any other document to be delivered by the Cooperative under the Agreement

--------------
* Capitalized terms used, and not defined, in this Annex I have the meanings assigned to such terms in the Liquidity Protection Agreement.

          7. copy of the administrative record setting forth the recommendation of the RUS for approval of the First Amendment to Loan Guarantee Agreement and the transactions contemplated thereby

          8. an executed copy of each document, instrument, certificate and opinion delivered pursuant to, and in connection with the execution and delivery of, each Related Document (together with, in the case of each such opinion (other than any opinion of counsel to the underwriter delivered solely to the underwriter), a letter from the counsel rendering such opinion to the effect that Morgan is entitled to rely on such opinion as if it were addressed to Morgan)

          9. a certificate of the Executive Vice President and Chief Executive Officer of the Cooperative, dated the Effective Date, stating that, to the best of such officer's knowledge after due inquiry:

               (i) the representations and warranties of the Cooperative contained (or incorporated by reference in) in the Agreement are true and correct on and as of the Effective Date as though made on and as of the Effective Date;

               (ii) since December 31, 1995, there has been no material adverse change in the business, financial position, results of operations or prospects of the Cooperative; and

               (iii) no event has occurred and is continuing, or would result from the effectiveness of the Agreement, which constitutes a Default (as defined in the form of standby certificate purchase agreement attached as Exhibit A to the Agreement).

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